CRYOPAK INDUSTRIES INC.
                             1120 - 625 Howe Street
                                Vancouver, B.C.
                                    V6C 2T6

                                                                  March 20, 1998

DAVID PATRIQUIN
2306 Folkstone Way
West Vancouver, B.C.
V7S 3C7

Dear Mr. Patriquin:

Re: Guarantee of Lease of Model L-18 Pouch Machine (U.S.$167,285)

We confirm that, in consideration of your above mentioned guarantee, we have agreed, subject to VSE approval, to pay a bonus to you. The bonus will be comprised of cash and non-transferable share purchase warrants. The cash component will be $2,392 per month, payable on the 20th day of each month (or the first business day thereafter, if the 20th falls on a weekend or holiday). Once we obtain the necessary VSE approval, any late payments will become immediate due. This cash bonus will be payable over a maximum of 10 months, subject to cancellation in the event that we are able to obtain a release of your guarantee. The remainder of your bonus will be comprised of 119,608 nontransferable share purchase warrants, exercisable for 119,608 common shares in our capital for a period of two years from the date hereof, at a price of $0.40 per share in the first year and $0.46 per share in the second year. Upon VSE approval being obtained, we will issue the full number of warrants, In the event that we obtain a release of your guarantee, the warrants will expire 30 days later, but the minimum exercise term will nevertheless be one year. The warrant certificate will be in the form attached hereto as Schedule "A", and contain the terms, conditions and understandings set out therein.

You acknowledge and understand that no prospectus has been filed by us with the British Columbia Securities Commission in connection with the proposed issuance of the warrants, the issuance is exempted from the prospectus requirement of the Securities Act (British Columbia) (the "Act") or any regulations (the "Regulations") promulgated pursuant to the Act and that:

(1) you are restricted from using most of the civil remedies available under the Act and the Regulations;

(2) you may not receive information that would otherwise be required to be provided to you under the Act and the Regulations; and

(3) we are relieved from certain obligations that would otherwise apply under the Act and the Regulations.

We both agree to do all further acts and execute all further documents as are reasonably necessary in order to effectively carry out the intent of this agreement.

Please confirm by your signature below that the foregoing accurately reflects the terms of our bonus arrangement.

Yours truly,

CRYOPAK INDUSTRIES INC.

Per:/s/ Harry Bygdnes
---------------------
Harry Bygdnes, President

Agreed and Confirmed

/s/ David Patriquin
-------------------
David Patriquin

                                  SCHEDULE "A"

THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE AND ANY SHARES ACQUIRED UPON THE EXERCISE THEREOF ARE SUBJECT TO A HOLD PERIOD AND MAY NOT BE TRADED IN BRITISH COLUMBIA UNTIL THE EXPIRY OF THE HOLD PERIOD EXCEPT AS PERMITTED BY THE SECURITIES ACT (BRITISH COLUMBIA) AND REGULATIONS MADE UNDER THE ACT. THE HOLD PERIOD EXPIRES AT MIDNIGHT ON MARCH 20,1999, HOWEVER, PURSUANT TO THE POLICIES OF THE VANCOUVER STOCK EXCHANGE THE WARRANTS, IF EXERCISABLE FOR A PERIOD OF MORE THAN ONE YEAR, REMAIN NOW TRANSFERABLE FOR THE BALANCE OF THE EXERCISE PERIOD.

119,608 Share Purchase Warrants                        Void After March 20, 2000

                       SHARE PURCHASE WARRANT CERTIFICATE

                            CRYOPAK INDUSTRIES INC.

               (incorporated under the laws of British Columbia)

THIS IS TO CERTIFY THAT, for value received, David Patriquin (the "Warrant Holder") of 2306 Folkstone Way, West Vancouver, B.C., V7S 3C7, shall have the right to purchase from CRYOPAK INDUSTRIES INC. (the "Company"), upon and subject to the terms and conditions hereinafter referred to, at any time up to 4:00 p.m. (Vancouver time) on March 20, 2000 (the "Expiry Time") one fully paid and non-assessable common share of the Company for each warrant represented hereby at the price of Cdn.$0.40 per share if exercised on or before March 20, 1999 and Cdn.$0.46 per share if exercised after such date and on or before March 20, 2000. After the Expiry Time this warrant certificate and all rights conferred hereby shall be void and of no value. In the event that the Company obtains a release of the Warrant Holder's guarantee of the Company's Model L-18 Pouch Machine, the Expiry Time shall be the earlier of March 20, 2000 and the date which is 30 days after the date of obtaining the aforesaid release, but not earlier than March 20, 1999.

The right to purchase common shares of the Company may only be exercised by the Warrant Holder within the time hereinbefore set out by:

     (a) duly completing and executing the subscription form attached hereto, in the manner therein indicated;

     (b) surrendering this warrant certificate to the Company's Registrar and Transfer Agent, CIBC Mellon Trust Company, at its principal office in Vancouver, British Columbia; and

     (c) paying the appropriate purchase price for the common shares of the Company subscribed for, either in cash or by certified cheque.

Upon surrender and payment, the Company will issue to the Warrant Holder the number of common shares subscribed for. Within three business days of surrender and payment the Company will mail to the Warrant Holder a certificate evidencing the common shares subscribed for. If the Warrant Holder subscribes for a lesser number of common shares than the number of shares permitted by this warrant certificate, the Company shall forthwith cause to be delivered to the Warrant Holder a further warrant certificate in respect of the common shares referred to in this warrant certificate but not subscribed for.

In the event of any subdivision of the common shares of the Company as such shares are constituted on the date hereof, at any time while this warrant certificate is outstanding, into a greater number of common shares, the Company will thereafter deliver -at the time or times of purchase of the shares hereunder, in addition to the number of shares in respect of which the right to purchase is then being exercised, such additional number of shares as result from such subdivision without any additional payment or other consideration therefore.

In the event of any consolidation of the common shares of the Company as such common shares are constituted on the date hereof, at any time while this warrant certificate is outstanding, into a lesser number of common shares, the number of shares represented by this warrant certificate shall thereafter be deemed to be consolidated in like manner and any subscription by the Warrant Holder for shares hereunder shall be deemed to be a subscription for shares of the Company as consolidated.

In the event of any reclassification of the common shares of the Company, or amalgamation with or into any other company, at any time while this warrant certificate is outstanding, the Company shall thereafter deliver at the time of purchase of shares hereunder the number of shares of the appropriate class resulting from the reclassification, or the number of shares of the resulting company, as the Warrant Holder would have been entitled to receive in respect of the number of shares so purchased had the right to purchase been exercised before such reclassification or amalgamation.

If at any time while this warrant certificate is outstanding the Company shall pay any stock dividend upon the common shares of the Company in respect of which the right to purchase is herein given, the Company shall thereafter deliver at the time of purchase of shares hereunder, in addition to the number of shares in respect of which the right to purchase is then being exercised, the additional number of shares of the appropriate class as would have been outstanding on the record date for the payment of the stock dividend.

The holding of this warrant certificate or the warrants represented hereby shall not constitute the Warrant Holder a member of the Company.

Time shall be of the essence hereof.

This warrant certificate shall not be valid for any purpose whatsoever until it has been countersigned by or on behalf of the Company's Registrar and Transfer Agent.

IN WITNESS WHEREOF THE COMPANY has caused this warrant certificate to be issued by its duly authorized signatory.


CRYOPAK INDUSTRIES INC.                      CIBC MELLON TRUST COMPANY

By: /s/ Harry Bygdnes                        By: /s/
---------------------                        -------------------------
Authorized Signatory                         Authorized Signatory


DATE: April 20, 1999

                               SUBSCRIPTION FORM

CIBC MELLON TRUST COMPANY
Concourse Level
1177 West Hastings Street
Vancouver, B.C.
V6E 2K3

Dear Sirs/Mesdames:

The undersigned hereby exercises the right to purchase and hereby subscribes for _______________ common shares in the capital of CRYOPAK INDUSTRIES INC. referred to in the warrant certificate surrendered herewith according to the conditions thereof and herewith makes payment by cash or certified cheque of the purchase price in full for the said shares.

Please issue a certificate for the shares being purchased as follows in the name of the undersigned:

                                        NAME:_______________________________
                                             (please print)

                                        ADDRESS:____________________________

                                        ____________________________________

                                        ____________________________________

Please deliver a warrant certificate in respect of the common shares referred to in the warrant certificate surrendered herewith but not presently subscribed for, to the undersigned.

DATED this ____ day of ____________, 19__.

                                             _______________________________
                                             (signature)

                             CANADIAN WESTERN BANK


MASTER LEASE AGREEMENT DATED: MARCH 11, 1998
                              --------------
BETWEEN:

     CANADIAN WESTERN BANK, a body corporate having an office at #401, 15127 100th Avenue Surrey, D.C. V3R ON9
("Lessor")

AND:

     CRYOPAK INDUSTRIES, INC. a body corporate under the laws of BRITISH COLUMBIA having an office at 1120-625 HOWE STREET, VANCOUVER B.C.
("First Lessee")


1. Lease, Lessor leases to Lessee. and Lessee leases from Lessor, all property ("Equipmenr) described In an present and future schedules to this Lease ("Schedules"). The term of lease for each Item of Equipment fferm") commences on the dale specified In the relevant Schedule and continues to the specified expiry date, The rent for each Item of Equipment Is the amount designated In the
Schedule Including any Interim or prepaid rent and 99 applicable sal6s, use, value added, goods and services or similar taxes rRent"). Lessee will pay Rent as provided In each Schedule free of offset or counterclaim. No prepayment may be made without Lessor's written consent.

2. Use. Equipment will be kept by Lessee at the location specified In the Schedule. Lessee will not give up possession of (except for repair) nor transfer, nor sublet the Equipment nor assign or encumber this Lease nor remove the Equipment from the Province without Lessor's prior written consent. Lessee will not permit the Equipment to be used by anyone other than Lessee or Its employees. Lessee shall comply with all manufacturer's and dealer's manuals or Instructions, all Insurers' requirements and all laws In any way relating to the possession, use or maintenance of the Equipment. Lessee will keep the Equipment free of any environmental contamination or other hazardous or toxic substances and cause the Equipment to be transported, used and maintained so as not to cause, either directly or Indirectly, any environmental contamination or other hazardous or toxic condition. Lessor may during business hours enter the premises where the Equipment Is located to Inspect the Equipment or observe Its use. Lessee will give Lessor Immediate notice of any seizure, attachment lien or other judicial process affecting any Equipment and, on request, advise Lessor of the exact location of the Equipment. Lessee will use the Equipment for business purposes only. Lessee will keep the Equipment free of Hens and encumbrances and pay all fees, assessments, Ones and taxes arising In respect of ownership, lease, rental, sale, possession, use or operation of Equipment.

3. Installation, Maintenance and Repairs. Lessee is responsible for delivery, Installation, de-installation, re-delivery, maintenance and repair of the.Equipment by parties acceptable to Lessor. Lessee will keep the Equipment In good repair, condition and mechanical working order. Lessee will not make any alterations to the Equipment which diminish Its value. All additions and Improvements will be Lessor's property. Lessee will, unless Lessor otherwise directs, return the Equipment at Its expense to the location Lessor specifies at the expiration or termination of the Term In good condition, ordinary wear and tear resulting from proper use excepted.

4. Loss. Lessee assumes the entire risk of loss with respect to any damage. destructioti, loss or theft of Equipment, whether or not through Lessee's default or neglec(and Lessee's obligations under this Lease will not be affected by any such damage, destruction, loss or theft. In the event of any damage, destruction, loss or theft of Equipment. Lessee will Immediately pay Lessor as a genuine pre-estimate of liquidated damages, the "Present Value" (as defined In paragraph 10.3(a)).

S. Insurance. Lessee will Insure throughout the Term the Equipment against loss, theft, destruction or damage from any cause whatsoever. together with comprehensive general liability Insurance, In form, for amounts and with Insurers acceptable to Lessor. Each Insurance policy will name Lessor and Lessee as Insured, name Lessor as loss payee and contain a clause providing that the policy will not be cancelled or altered without at least 15 days prior written notice to Lessor. Lessee will deliver to Lessor all Insurance policies with premiums prepaid, or provide evidence satisfactory to Lessor that such Insurance Is In place, an or before the date of delivery of Equipment. Lessee will deliver to Lessor, prior to expiration of any policy, proof of renewal satisfactory to Lessor. Lessee will Immediately advise Lessor of all accidents Involving Equipment and all claims made of actions commenced In respect of Equipment, and forward all correspondence and legal process In respect thereof to the Insurer with copies to Lessor. 11 loss or damage occurs and Lessee Is not In violation of the terms of any such policy and no Event of Default has occurred Lessor will pay Lessee any Insurance proceeds received by Lessor In excess of the amount owing under paragraph 4.

6. Lessor's Performance. If Lessee falls to perform any obligation, Lessor may, but Is not obligated to, perform such obligation and any amount expended by Lessor will be paid by Lessee to Lessor on demand.

7. Miscellaneous. If more than one Lessee is named In this Lease, their liability Is joint and several. Lessee will execute all documents and do all things Lessor reasonably requires to give effect to this Lease. If a provision of this Lease Is wholly or partially Invalid, at Lessor's option this Lease will be Interpreted as If the Invalid provision was excluded. Time Is of the essence of this Lease. This Lease and Its Schedules are governed by the laws of the Province where the Equipment Is located and Lessee attoms to the non-exclusive Jurisdiction or the Courts of such Province. The terms and conditions contained In the attached Schedule, and any subsequent Schedules, are hereby Incorporated by reference In this Agreement. This Lease and the Schedules constitute the entire agreement between Lessor and Lessee and may only be amended by written agreement. Lessee acknowledges receipt of a copy of this Lease and waives all right to receive copies of any financing statement, financing change statement, verification statement or other filing with respect to this Lease. any Schedule or any amendment or supplement thereto.

8. Successors and Assigns. This Lease enures to the benefit of and Is binding upon the parties and their successors and permitted assigns. This Lease and the Equipment may be transferred and assigned by Lessor without Lessee's consent and Lessee accepts such transfer and assignment and waives notice thereof. Lessor, If not CANADIAN WESTERN BANK, transfers and assigns Its right, title and Interest In and to this Lease and the Equipment to CANADIAN WESTERN BANK and directs Lessee to make all payments and give all notices to CANADIAN WESTERN BANK, #401, 151127-100th Ave., Surrey, B.C. V3R ON9 Notwithstanding any transfer and assignment by Lessor, such Lessor and not the assignee. unless agreed between such Lessor and tho assignee, will continue to be bound to perform Lessor's obligations.

9. LESSEE CONSENTS TO AND AUTHORIZES LESSOR AND ANY POTENTIAL ASSIGNEE OBTAINING INFORMATION ABOUT LESSEE FROM ANY CREDIT REPORTING AGENCY OR ANY OTHER PERSON.

20. The Lessee hereby waives its rights under SA8 of The Limitation of Civil Rights Act, RSS 1978, c. L-6 and all similar rights under similar or replacement legislation.

CANADIAN WESTERN BANK (Lessor)

CRYOPAK INDUSTRIES, INC.
------------------------
(Print Name of First Lessee)

Per:/s/
---------------------------
(Authorized Signatory)

Per: /s/
---------------------------
(Authorized Signatory)

LEIGH JEFFS  DIRECTOR
---------------------
Print Name and Title

                             CANADIAN WESTERN BANK

SCHEDULE NO. 1

TO MASTER LEASE AGREEMENT DATED MARCH 11, 1998 (Lessor leases to Lessee the Equipment described below, on The terms and conditions of this Schedule and the Master Lease Agreement.)

QUANTITY            MANUFACTURER/       MODEUSERIAL             EQUIPMENT
                     DESCRIPTION            NO.                   COST
--------             -----------            ---                   ----
1              WINPAK LANE MODEL L-18 POUCH MACHINE S/N#182222   $358,825.61


EQUIPMENT LOCATION:  British Columbia
                     ----------------

TERM AND RENT PROVISIONS

LEASE TERM:              COMMENCEMENT DATE: March 20, 1998
                         EXPIRY DATE:       July 20, 2002
                         RENT PERIOD:       Monthly

RENT PROVISIONS:    A. EQUAL PAYMENTS: PERIOD BASE RENT:    $ 8,397.48
                                        PST:    $               587.82

                                        GST:                    587.82

                      TOTAL RENTAL PAYMENTS:                $445,066.44
                                                  (plus applicable taxes)
PLUS, EXCLUSIVE OF TAXES, ONE-TIME ADMINISTRATION FEE: $_________________

B. VARIABLE (As set out In (he schedule below):


NO. OF PAYMENTS         PERIOD BASE     NO.OF PAYMENTS       PERIOD BASE
                            RENT            RENT

Plus applicable Provincial Sales Tax and Goods and Services Tax and one-time Administration fee of $_________

PREPAID RENT:            NUMBER: One              AMOUNT:  $9,573.12

PAYMENTS

Lessee will pay all Rent to Lessor In advance on the _____ day of each Period of the Term at Lessor's address In the Master Lease Agreement or as Lessor otherwise designates In writing. All payments shall be by cheque or bank draft or by payments drawn from a specified account of Lessee pursuant to a Pre-authorized Payment Debit delivered by Lessee to Lessor. If, between execution date and Commencement Date, thereference rate used by Lessor to calculate Rent based on the Equipment's purchase price changes, Rent will be adjusted correspondingly. as specified by Lessor to Lessee during the Term's first Period.

ADJUSTMENT OF PAYMENTS (LEASE BASED ON A FLOATING INTEREST RATE

Each rental payment shall be adjusted to reflect any Increases or decreases in the Prime Rate. For the purpose of this adjustment the Lessor's starting rate of return on this lease Investment is n/a % per annurn above the Lessor's Prime Rate of n/a%. as at the late of this Schedule. Whenever rental payments are to be adjusted as herein provided. such adjustments shall be made as of the last Panking day of each month In each calendar quarter of the term of this Schedule, so as to reflect the Prime Rate as of that day. The idjustment on each rental payment due during the next succeeding month shall be calculated and payable at such adjusted rate. The total of all such adjustments, together with applicable provincial sales tax, If any, and goods and services tax, shall be paid each calendar quarter and upon issue of a notice or billing by the Lessor. Such payment shall be made by the Lessee or the Lessor, depending on whether there is a net Increase or decrease In the rental payments for the preceding calendar quarter, and the final rental payment shall reflect any such remaining adjustments. The Lessor may, however, In lieu of a payment to the Lessee in respect of such adjustment payment, issue a credit quote for the amount of such adjustment, to be applied first to any arrears of rental and then against the next rental payment(s) becoming due under this Schedule. The Lessee hereby acknowledges It may obtain from The Lessor upon request confirmation of its Prime Rate during he term of payment hereunder and waives further notice of such Prime Rate.

INTERIM RENT

From and Including the date on which Lessee signs the Delivery and Acceptance Certificate to the Date (he first full Instalment of Rent becomes due, (unless otherwise agreed by Lessor) Lessee shall pay an Interim Rent calculated by dividing the Period Base Rent by an mount equal to 30 multiplied by the number of days In a Period and multiplying the result by the number of days from and Including (lie ate of the Delivery and Acceptance Certificate to, but not Including the first day of the first Period.

PREPAID RENT

Lessee will pay Lessor on the Commencement Date any Prepaid Rent specified above, such Prepaid Rent being deemed to be received by Lessor as a condition precedent to the obligations of Lessee and not as a deposit or security to compensate Lessor for damages. All Prepaid Rent remains Lessor's property and Is not refundable to Lessee. Prepaid Rent will be applied against Rent payments In inverse order of maturity if the Lease remains In force and In good standing; otherwise Prepaid Rent may be applied by Lessor against any amounts owing under the Master Lease Agreement.

OPTION TO PURCHASE

PURCHASE PRICE: $ 35,882.56         PURCHASE DATE:MARCH 20, 2002

Lessor grants Lessee options to purchase Lessor's title to the Equipment at The Purchase Price and on the Purchase Date specified above or at a Purchase Price of the Equipment's fair market value (as determined by Lessor) on a Purchase Date of the last day of the Term. An option may be exercised by Lessee giving notice to Lessor of Its Intention to exercise the option at least 30 days before the Purchase Date. It Is a condition precedent to Lessor's obligations that, at the time of such notice and on the Purchase Date there be no Event of Default or any event which, with the giving of notice or lapse of time or both, would constitute an Event of Default. The giving of such notice shall constitute a binding agreement for the sale and purchase of the Equipment on the terms and conditions provided herein. The Equipment will be sold on an "as Is where Is" basis free of warranties or representations, express or implied, as to durability, marketability, suitability, quality or condition of the Equipment. The Purchase Price will be paid to Lessor on the Purchase Date and Lessee shall bear the cost of any federal or provincial taxes, license or registration fees or other assessments or charges Imposed on or connected with the sale of the Equipment. It Lessee exercises neither option, (file shall remain with Lessor and Lessee shall return the Equipment as provided by the Lease.

Lessee and Lessor have executed this Schedule on the respective dates set out below and this Schedule shall be deemed to have been executed on the later of such dates.

CANADIAN WESTERN BANK (Lessor)

CRY0PAK INDUSTRIES, INC.
------------------------
(Print Name of First Lessee)

Per: /s/
--------------------------
(Authorized Signatory)

Per: /s/
--------------------------
(Authorized Signatory)

LEIGH JEFF     DIRECTOR
-----------------------
PRINT NAME AND TITLE

                               AMENDMENT OF LEASE

THIS LEASE AMENDMENT AGREEMENT dated as of this 27th day of February, 1998.

BETWEEN:

          THE STANDARD LIFE ASSURANCE COMPANY
          # 1025 - 625 Howe Street
          Vancouver, British Columbia
          V6C 2T6

          (the "Landlord")

AND:

          CRYOPAK INDUSTRIES INC.
          #1120 - 625 Howe Street
          Vancouver, British Columbia
          V6C 2T6

          (the "Tenant")

     WITNESSES that in consideration of the sums of $1.00 now paid by each of the Landlord and Tenant to the other and other good and valuable consideration, the receipt and sufficiency of which each of the Landlord and Tenant hereby acknowledges, the Landlord and Tenant agree that:

1. DEFINITIONS.  In this Agreement:

(a)  "Building" means the building(s) located on the lands described in Schedule

(b)  "Effective Date" means November 1, 1997.

(c) "Lease" means that certain lease of the Premises granted by the Landlord or its predecessor-in-title to the Tenant or its predecessor-in-title dated as of July 2, 1992; Amendment of Lease dated February 24,1993; and Renewal of Lease dated October 24, 1997.

(d) "Premises" mean those certain premises which are the subject of the demise under the Lease and which are situated in the Building.

(e) other words which are initially capitalized herein will have the meanings given to them in the Lease.

2. AMENDMENT. From and after the Effective Date, the Lease will be amended as set out in Schedule "B" which will form part of this Agreement.

3. CONTINUING EFFECT. The Lease, as herein amended, will continue in full force and effect.

4 GOVENANTOR. if any person, firm ef corporation guaranteed or covenanted the Tenant's obligations under the Lease, the Tenant will cause such person, firm or corporation to execute and deliver to the Landlord the confirmation attached as Schedule "C" concurrently with the Tenant's execution and delivery of this Agreement to the Landlord

5. ENURING  EFFECT.  This  Agreement will enure to the benefit of and be binding
upon  the  Landlord   and  Tenant  and  their   respective   heirs,   executors,
administrators, successors, and permitted assigns.

     IN WITNESS WHEREOF the Landlord and Tenant have executed this Agreement as of the day and year first above written.

The Standard Life Assurance Company

per: /s/
--------------------
Authorized Signatory

If the Tenant is a corporation:

The corporate seal of Cryopak Industries      )
Inc. was hereunto affixed in the presence of: )
                                              )
per: /s/                                      )
----------------------------                  )
Authorized Signatory                          )
                                              )
per: /s/                                      )
----------------------------                  )
Authorized Signatory                          )

                                   SCHEDULE A

Description of Land:

ALL AND SINGULAR those certain premises situate, lying and being in the City of Vancouver, in the Province of British Columbia, and more particularly described as follows:

Lot D
Block 41
District Lot 541
Plan 15917

                                   SCHEDULE B

Amendments of Lease:

1. Delete the following Clauses of the Amendment of Lease dated February 24, 1993 and replace with:

1. Schedule "B" - Clause 1

     (i) Part 1, 7(r)  "Premises"  mean the office space located on the eleventh
     (11th) floor of the Building consisting of 2,039 rentable square feet more or less, and outlined in red on the floorplan attached as Schedule "C".

     (ii) Part 1, 7(t) "Share" means 1.5532% being the Tenant's portion of Operating Costs and Taxes and being the proportion that the rentable area of the Premises bears to the rentable area of the Building.